UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2004

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, NV		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 16, 2004 our Board of Directors elected Marybel Batjer as an independent director to serve until our 2005 annual meeting of shareholders and until her successor is elected and qualified. Ms. Batjer fills a new Board seat created by our Directors in accordance with our Bylaws. At the current time, her Committee assignments have not been determined.

Ms. Batjer, age 49, is a native Nevadan and a graduate of Mills College, Oakland, California with a Bachelor of Arts Degree. She also attended John Hopkins University School of Advanced International Studies.

Since November 2003, Ms. Batjer has served as the Cabinet Secretary in the Office of the Governor of the State of California in Sacramento, California. From November 2000, she was the Chief of Staff in the Office of the Governor of the State of Nevada in Carson City, Nevada. From December 1998 until May 2000, she worked at the Mirage Hotel Casino in Las Vegas, Nevada as an Executive and in the Executive Training Program. Previous assignments included serving as the Undersecretary for the State of California Business Transportation and Housing Agency and Chief Deputy Director of the State of California Department of Fair Employment and Housing. Ms. Batjer also worked in Washington D. C. as a Special Assistant to the President on the National Security Council and as an Assistant to the Secretary/Deputy Secretary of Defense in the Office of the Secretary of Defense.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings (Registrant)

September 21, 2004	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer